EXECUTION COUNTERPART

                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of November 14, 2006, is among DUNE ENERGY, INC., a Delaware corporation ("Buyer"), TRANSATLANTIC PETROLEUM (USA) CORP., a Colorado corporation ("USA"), and TRANSATLANTIC PETROLEUM CORP., an Alberta corporation ("TNP" and, collectively with USA, "Sellers").

      In consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers agree to sell and convey, and Buyer agrees to purchase and pay for, the Assets (as defined in Section 1 below), subject to the following terms and conditions:

      1. Certain Definitions. Except as otherwise provided or unless the context otherwise requires, the terms defined in this Section 1 have the meanings herein assigned to them and the capitalized terms defined in this opening paragraph and subsequent paragraphs of this Agreement by inclusion in quotation marks and parentheses have the meanings so ascribed to them.

            (a) Allocated Value. The term "Allocated Value" means, with respect to each Well and other item of property included in the Properties, the amount set forth on Exhibit A-7 under the column styled "Allocated Value" for such Well or other item of property. For purposes of this Agreement, Sellers and Buyer agree and stipulate that the Allocated Values set forth in Exhibit A-7 have been established solely for use in calculating adjustments to the Base Purchase Price for purposes of Section 7, and not for purposes of federal or state income taxation, such Allocated Values being solely for the convenience of Sellers and Buyer.

            (b) ANEC. The term "ANEC" means American Natural Energy Corporation, an Oklahoma corporation.

            (c) Assets. The term "Assets" means the Properties, the Debentures, and the Assigned Claims.

            (d) Assigned Claims. The term "Assigned Claims" means, collectively:
(i) all Claims and/or rights to recovery of USA arising out of or pursuant to the litigation styled American Natural Energy Corporation v. Workstrings, LLC, Superior Energy Services, Inc., and Superior Energy Services, LLC, Cause No. 04-3364, in the United States District Court for the Eastern District of Louisiana; (ii) all Claims and/or rights to recovery of USA against ANEC with respect to the quantum of the net revenue interest in the Oil and Gas Interests conveyed by ANEC to USA pursuant to the USA-ANEC Exploration Agreement, which Claims are the subject of the NRI Arbitration, insofar only as such Claims and/or rights to recovery affect and pertain to the period from and after the Effective Date; and (iii) all Claims and/or rights to recovery of USA arising out of or pursuant to the Interpleader Action, insofar only as such Claims and rights to recover affect and pertain to the period from and after the Effective Date.

            (e) Claims. The term "Claims" means any and all claims, demands, notices of non-compliance or violation, notices of liability or potential liability, investigations, actions (whether judicial, administrative, or arbitrational), causes of action, suits, and controversies.

            (f) Closing. The term "Closing" means the consummation of the transactions contemplated in this Agreement.

            (g) Debentures. The term "Debentures" means the following American Natural Energy Corporation 8% Convertible Secured Debentures held by TNP, as the same may be amended, restated, extended, or otherwise modified from time to time:

                  (i) Debenture No. 0044, registered in favor of TNP on October 21, 2003, in the principal amount of U.S. $2,200,000; and

                  (ii) Debenture No. 0045, registered in favor of TNP on October 21, 2003, in the principal amount of U.S. $800,000.

            (h) Development Agreement. The term "Development Agreement" means the Development Agreement dated as of November 22, 2002, between ANEC and ExxonMobil Corporation, as amended, supplemented, modified, restated, and in effect from time to time.

            (i) Interpleader Action. The term "Interpleader Action" means that certain Complaint in Interpleader Pursuant to 28 U.S.C. ss. 1335, styled Teppco Crude Oil, L.P. v. American Natural Energy Corporation, et al., Civil Action No. 06-0809, filed in the United States District Court for the Eastern District of Louisiana.

            (j) Liabilities. The term "Liabilities" means any and all losses, judgments, damages, liabilities, injuries, costs, expenses, interest, penalties, taxes, fines, obligations, and deficiencies. As used herein, the term "Liabilities" includes, without limitation, reasonable attorneys' fees and other costs and expenses of any Party receiving indemnification hereunder incident to the investigation and defense of any Claim that results in litigation, or the settlement of any Claim, as applicable.

            (k) Mortgage. The term "Mortgage" means, collectively, (i) the Mortgage, Collateral Assignment, Security Agreement, and Financing Statement dated as of October 8, 2003, from ANEC to Computershare Trust Company, Inc., recorded on October 15, 2003, under Entry No. 287137, MOB 974, Page 176, Mortgage Records, St. Charles Parish, Louisiana, executed in connection with the Debentures, and covering the Leases; (ii) Request for Notice of Seizure dated as of October 8, 2003, executed by Computershare Trust Company, Inc., recorded on October 15, 2003, under Entry No. 287138, MOB 974, Page 216, Mortgage Records, St. Charles Parish, Louisiana; and (iii) Uniform Commercial Code Financing Statement filed by ANEC, as Debtor, and Computershare Trust Company, Inc., as Secured Party, recorded on October 15, 2003, under UCC No. 45-077582, Records of St. Charles Parish, Louisiana.

            (l) NPI Conveyance. The term "NPI Conveyance" means that certain Conveyance of Net Profits Interest dated December 28, 2001, from ANEC to the Liquidation Agent for the benefit of members of Class 7 appointed in the Plan of Reorganization in the bankruptcy proceeding In Re Couba Operating Company, Case

No. 00-11837-WV, recorded in Entry No. 263437, COB 598, Page 322 of the public records of St. Charles Parish, Louisiana.

            (m) NRI Arbitration. The term "NRI Arbitration" means the arbitration proceedings commenced in In Re: Case No. 71198 E 00591, TransAtlantic Petroleum (USA) Corp. v. American Natural Energy Corporation.

            (n) ORI Conveyance. The term "ORI Conveyance" means that certain Conveyance of Overriding Royalty Interest dated December 28, 2001, from ANEC to the Liquidation Agent for the benefit of the members of Class 7 appointed in the Plan of Reorganization in the bankruptcy proceeding In Re Couba Operating Company, Case No. 00-11837-WV, recorded in Entry No. 263436, COB 598, Page 316 of the public records of St. Charles Parish, Louisiana.

            (o) Permitted Burdens. The term "Permitted Burdens" means (i) all valid lessor royalties, (ii) an overriding royalty interest in favor of B&C Oil Company created in Assignment recorded in Entry No. 181002, COB 474, Folio 548 of the public records of St. Charles Parish, Louisiana, (iii) the term overriding royalty interest created in the ORI Conveyance, and (iv) the net profits interest created in the NPI Conveyance.

            (p) Permitted Encumbrances. The term "Permitted Encumbrances" means:
(i) the Permitted Burdens; (ii) the Permitted Liens and Claims; (iii) the Material Agreements (including, without limitation, the Mortgage) and all other division orders and sales contracts covering oil, gas or associated liquid or gaseous hydrocarbons; (iv) all federal and state regulatory orders and rules to which the Assets are presently subject; (v) preferential rights to purchase and required third-party consents to assignments and similar agreements with respect to which (A) waivers or consents have been obtained from the appropriate parties, or (B) notice has been given to the holders of such rights and the appropriate time period for asserting such rights has expired without an exercise of such rights; (vi) liens for taxes or assessments not due or not delinquent at the Closing Date; (vii) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained after such sale or conveyance; (viii) easements, rights-of-way, servitudes, permits, surface leases, and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways, and other easements and rights-of-way, on, over, or in respect of any of the Properties; (ix) liens of operators relating to obligations not yet due or pursuant to which Sellers are not delinquent; (x) the NRI Arbitration and the Interpleader Action; and (xi) title problems commonly encountered in the oil and gas business which are not deemed to be material and which would not be considered material by a reasonable and prudent person engaged in the business of the ownership, development, and operation of oil and gas properties with knowledge of all the facts and appreciation of their legal significance.

            (q) Permitted Liens and Claims. The term "Permitted Liens and Claims" means, collectively, (i) the liens and privileges described as items (b) through (d) and (f) through (m) of Comment 5, (ii) the lawsuits identified as items (d) through (g) of Comment 6, and (iii) the liens and Claims related to taxes assessed against wells operated by ANEC described in Comment 7, in each case set forth in the Fourth Supplemental Leasehold Title Opinion (Limited), Bayou Couba Field, St. Charles Parish, Louisiana, dated October 18, 2006, prepared by Beyt & Beyt and addressed to Buyer, insofar only as such liens, privileges, and lawsuits encumber the Leases, the Lands, and/or the Wells.

            (r) Properties. The term "Properties" means:

                  (i) all of USA's rights, titles, and interests in and to the lands in St. Charles Parish, Louisiana described in Exhibit A-1 attached hereto and incorporated herein by reference for all purposes (the "Lands"), including, but not limited to, all of USA's rights, titles, and interests in and to those oil, gas and mineral leases described in Exhibit A-2, whether one (1) or more (the "Leases"), and in and to all wells located on the Lands or Leases, including, but not limited to, those wells described in Exhibit A-3 (the "Wells"), and all contingent, reversionary and carried interests relating to any of the foregoing, and all other rights therein (such properties, rights, and interests being sold hereunder are hereinafter collectively called the "Oil and Gas Interests"); and

                  (ii) all of the properties, rights, and interests incident to the Oil and Gas Interests, including, without limitation: (1) all presently existing and valid unitization and pooling declarations, agreements, and/or orders and the properties included in the units created thereby (including all units formed under orders, regulations, rules, or other official acts of any federal, state or other governmental agency having jurisdiction) relating to or affecting the Oil and Gas Interests; (2) all well and leasehold equipment, gathering systems, processing plants, improvements, machinery, equipment, supplies, goods, fixtures, and other personal property located on or used in connection with any of the Oil and Gas Interests; (3) all presently existing oil or gas operating, pooling, unitization, purchase, sales, exchange, treatment, gathering, transportation, processing, and other contracts, agreements, and instruments relating to any of the Oil and Gas Interests, including, but not limited to, those contracts, agreements, and instruments described in Exhibit A-4 (the "Material Agreements"); and (4) all permits, franchises, licenses, options, servitudes, leases, water leases, surface rights, easements, and rights-of-way pertaining to the Oil and Gas Interests.

            (s) Retained Claims. The term "Retained Claims" means, collectively:
(i) all Claims and/or rights to recovery of USA against ANEC with respect to the quantum of the net revenue interest in the Oil and Gas Interests conveyed by ANEC to USA pursuant to the USA-ANEC Exploration Agreement, which Claims are the subject of the NRI Arbitration, insofar only as such Claims and rights to recovery affect and pertain to the period prior to the Effective Date; and (ii) all Claims and/or rights to recovery of USA arising out of or pursuant to the Interpleader Action , insofar only as such Claims and rights to recovery affect and pertain to the period prior to the Effective Date.

            (t) USA-ANEC Exploration Agreement. The term "USA-ANEC Exploration Agreement" means the Purchase and Exploration Agreement dated as of March 10, 2003, between American Natural Energy Corporation, as Seller, and TransAtlantic Petroleum (USA) Corp., as Buyer.

      2. Purchase Price. The base purchase price for the Assets shall be Two Million and No/100 Dollars ($2,000,000.00) (the "Base Purchase Price"), in currency of the United States, which, subject to the adjustments made as provided in Sections 2(a) and 2(b), shall be paid at the Closing as provided in
Section 16(b)(iv). No portion of the Base Purchase Price is intended to constitute the payment of any accrued or past due interest on the Debentures.

            (a) The Base Purchase Price shall be adjusted upward by the following:

                  (i) the amount of the value of all merchantable crude oil produced from or allocable to the Properties existing in pipelines, storage tanks, or other processing or storage facilities upstream of the delivery points to the relevant purchasers as of the Effective Date, the value to be based on the contract price applicable to such crude oil in effect as of the Effective Date (or the market value, if there is no contract price, in effect as of the Effective Date), less amounts payable as royalties, overriding royalties, and other burdens upon such crude oil and severance and other taxes deducted by the purchaser of such crude oil;

                  (ii) the amount of all direct capital, operating, and other expenditures and costs and all prepaid costs and expenses attributable to the Properties (exclusive of ad valorem, property, severance, first use, and similar taxes) incurred and actually paid by or on behalf of Sellers in the ordinary course of owning and operating the Properties that are attributable to the period from the Effective Date through the Closing Date, including, without limitation, (A) royalties, overriding royalties, and other similar burdens on production, (B) rentals, shut-in well payments, and other lease maintenance payments made under the terms of the Leases, (C) the direct overhead and other charges and expenses billed to Sellers by the operator or operators of the Properties under applicable operating agreements, and (D) premiums paid by Sellers with respect to any policy of insurance or indemnity or any surety bond directly related to the Properties and allocable to the period from the Effective Date through the Closing Date, but exclusive of the general, administrative, and office overhead expenses of Sellers;

                  (iii) any increase required as the result of the proration of taxes under Section 20(f); and

                  (iv) the amount of the value of any production, pipeline, storage, or other imbalance as to which either Seller is in an "under" position as of the Effective Date, such value to be based, in each case, on the contract price applicable to such oil or gas (or the market value, if there is no contract price), determined as of the Effective Date.

            (b) The Base Purchase Price shall be adjusted downward by: (i) the proceeds received by Sellers from the sale of oil and gas produced from or allocable to the Properties during the period from the Effective Date through the Closing Date, less amounts payable as royalties, overriding royalties, and other burdens upon such oil and gas and severance and other taxes deducted by the purchaser of such oil or gas;

                  (ii) all other fees, rentals, proceeds from any permitted sale, salvage, or other disposition, and other revenues pertaining to the Properties that are attributable to, and were received by Sellers during, the period from the Effective Date through the Closing Date;

                  (iii) the amount of the value of any production, pipeline, storage, or other imbalance as to which either Seller is in an "over" position as of the Effective Date, as well as the amount of the value of any oil or gas produced from or allocable to the Properties that third parties may otherwise be entitled to receive out of Sellers' interest in the Properties after the Effective Date without making full payment therefor at or after the time of delivery as the result of a "take-or-pay", prepayment, forward sale, production payment, deferred production, or similar arrangement in existence as of the Effective Date, such value to be based, in each case, on the contract price applicable to such oil or gas (or the market value, if there is no contract price), determined as of the Effective Date;

                  (iv) any reduction required under the terms of Section 7;

                  (v) any reduction required under the terms of Section 20(e);
and

                  (vi) any reduction required as the result of the proration of taxes under the terms of Section 20(f).

            (c) The Base Purchase Price, as adjusted pursuant to Sections 2(a) and 2(b), shall be referred to herein as the "Adjusted Purchase Price". All adjustments to the Base Purchase Price provided for in Sections 2(a) and 2(b) shall be determined without duplication and on an accrual basis, in accordance with generally accepted accounting principles consistently applied.

      3. Allocation of Purchase Price. The Base Purchase Price shall be allocated among the Assets for financial accounting and tax purposes as set forth in Exhibit A-5 in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that Buyer and Sellers shall use commercially reasonable efforts to agree, on or before the ninetieth
(90th) day after the Closing Date, to an amendment of Exhibit A-5 reflecting an allocation of the Adjusted Purchase Price in a manner reasonably consistent (except as to the aggregate amount allocated) with the original allocation of the Base Purchase Price. Buyer and Sellers shall each file a Form 8594 (Asset Acquisition Statement Under Section 1060) on a timely basis, reporting the allocation of the Adjusted Purchase Price consistent with such allocation. Buyer and Sellers shall file, on a timely basis, any amendments required to such Form 8594 as a result of a subsequent increase or decrease of the Adjusted Purchase Price after the Closing Date. Buyer and Sellers shall not take any position on their respective income tax returns that is inconsistent with the allocation of the Adjusted Purchase Price as so agreed, or as adjusted as the result of any subsequent increase or decrease in the Adjusted Purchase Price.

      4. Effective Date. Except as provided hereinafter, title to the Properties shall be transferred from USA to Buyer on the Closing Date, but effective as of October 1, 2006, at 7:00 a.m., Dallas, Texas time (the "Effective Date"). As a result: (a) all oil and gas produced from or allocable to the interests of Sellers in the Properties and (i) existing in pipelines, storage tanks, or other processing or storage facilities upstream of the delivery points to the relevant purchasers as of the Effective Date, or (ii) produced on and after the Effective Date, shall, in each case, belong to Buyer and constitute a part of the Properties; and (b) all obligations and Liabilities of Sellers for the payment of money with respect to the Properties (including, without limitation, the payment of Sellers' share of all costs and expenses incurred in connection with the Properties and the payment of Sellers' share of all royalties, overriding royalties, and other similar burdens on production, as well as all rentals, shut-in well payments, minimum royalties, and other lease maintenance payments under the terms of the Leases) for the period from and after the Effective Date shall be the responsibility of Buyer and shall become Assumed Liabilities, as defined in Section 20(b). Notwithstanding the foregoing, as of the Closing Date, Sellers shall deliver to Buyer exclusive possession and control of the Properties. Sellers agree to cooperate with Buyer to facilitate the transition of the ownership of the Properties to Buyer. As between Sellers and Buyer, and subject to the terms of this Agreement, Sellers, severally according to their respective interests in the Properties and not jointly, shall assume and bear all risk of loss associated with the Properties prior to the Closing Date, and Buyer shall assume and bear all risk of loss associated with the Properties from and after the Closing Date. The ownership of the Debentures shall be transferred from TNP to Buyer at and as of the Closing Date.

      5. [INTENTIONALLY OMITTED]

      6. Operations Prior to Closing. Through the Effective Date, USA shall: (a) obtain the prior written consent of Buyer as to all material decisions relating to the Leases, including, without limitation, (i) any new contract or agreement of any kind or character, relating in any way to the Properties or oil or gas production therefrom or attributable thereto; (ii) proposed expenditures after the date of execution of this Agreement relating in any way to the Properties in an amount greater than U.S. $10,000.00 (net to USA's interest), except for expenditures required for safety procedures or other emergencies; (iii) any operation proposed by the operator of the Leases as to which USA has the right to elect whether to participate under the applicable Material Contract(s); (iv) the amendment, release, or abandonment of any Lease, or portion thereof, (v) except for the matters set forth in Section 20(e), the waiver, compromise, or settlement of any right or Claim pertaining to the Leases that affects the Properties; and (vi) the initiation of any proceeding before any governmental authority pertaining to the Leases; (b) perform all material obligations of USA under the Leases, all Material Contracts, and all applicable permits; (c) promptly notify Buyer of (i) any notice or threatened notice of which Sellers become aware relating to any default, inquiry into any possible default, or action to alter, terminate, rescind, repudiate, or procure a judicial reformation of any Lease, any Material Contract, or any applicable permit, or any provision thereof, (ii) any new suit, action, or other proceeding before any court or governmental authority relating to the Leases that may affect the Properties, and (iii) any other event, fact, or circumstance of which Sellers acquire knowledge that may reasonably be expected to have a material effect on the Properties or to impair materially the ability of Sellers to consummate the transactions contemplated herein; (d) timely pay and discharge when due USA's share of all costs and expenses incurred in connection with the Leases that are invoiced to USA by the operator thereof; and (e) not mortgage, pledge, encumber, dedicate, or sell, or agree to mortgage, pledge, encumber, dedicate, or sell, any portion of the Properties, except for the disposition of oil and gas in the ordinary course of USA's business.

      7. Preferential Right to Purchase. USA and Buyer acknowledge that: (a) each Well is subject to a joint operating agreement substantially in the form attached to the Development Agreement as Exhibit B; and (b) pursuant to the terms of each such joint operating agreement, each owner of an interest in the oil and gas leasehold estate in the Well subject to such joint operating agreement has a preferential right to purchase the interest of USA in such Well on the terms set forth therein. Promptly following the execution of this Agreement, USA shall send to each holder of each such preferential right to purchase such notice of the transaction contemplated herein as is required under the terms of the relevant joint operating agreement, requesting the waiver of such preferential right to purchase. If the holder of such a preferential right to purchase exercises such right in a timely manner in accordance with the terms of the relevant joint operating agreement with respect to one (1) or more Wells, the affected Wells shall be excluded from the Properties conveyed to Buyer at the Closing, the Base Purchase Price shall be reduced by the amount(s) of the Allocated Value(s) of the affected Well(s), and USA shall be entitled to retain all proceeds from the sale of the affected Wells to the party exercising such preferential right to purchase.

      8. Consents to Assignment. USA and Buyer acknowledge that: (a) the consent of ExxonMobil Corporation to the conveyance by USA to Buyer of the Properties pursuant hereto is required under the terms of the Development Agreement; and
(b) the consent of ANEC to such conveyance is required under the terms of the USA-ANEC Exploration Agreement. Promptly following the execution of this Agreement, USA shall send to each party from whom a consent to assignment is required such notice of the transaction contemplated herein as is required under the terms of the Development Agreement or the USA-ANEC Exploration Agreement, as applicable, requesting the required consent to assignment.

      9. Publicity. Sellers and Buyer shall consult with each other with regard to all press releases or other public or private announcements issued or made at or after the date of execution hereof concerning this Agreement or the transactions contemplated herein, and, except as may be required by applicable laws or the applicable rules and regulations of any stock exchange, neither Buyer nor either Seller shall issue any such press release or other publicity without the prior written consent of the other party hereto, which shall not be unreasonably withheld.

      10. Mutual Assurances. Subject to the terms of this Agreement, each of Sellers and Buyer will use reasonable commercial efforts to take, or to cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement, including: (a) cooperation in determining whether any action, approval, or waiver by or in respect of, or filing with, any governmental authority or third person is required in connection with the consummation of the transactions contemplated by this Agreement; (b) cooperation in seeking and obtaining any such actions, approvals, waivers, or filings; and (c) the execution of any additional documents necessary to consummate the transactions contemplated hereby.

      11. Preliminary Settlement Statement. No later than three (3) business days prior to the Closing Date, Sellers shall prepare and submit to Buyer a preliminary settlement statement (the "Preliminary Settlement Statement"), which sets forth Sellers' estimate of the Adjusted Purchase Price, reflecting each adjustment and proration and its method of calculation made in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement, together with the designation of Sellers' account(s) for the wire transfer of such estimated Adjusted Purchase Price pursuant to Section 16(b)(iv).

      12. Conditions Precedent to Sellers' Obligation to Close. All obligations of Sellers under this Agreement are subject, at Sellers' option, to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

            (a) each and every representation and warranty of Buyer under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate in all material respects;

            (b) Buyer shall have performed and complied in all material respects with each and every covenant, agreement, and condition required by this Agreement to be performed or complied with, executed and/or delivered all documents required to be executed and/or delivered, and otherwise taken all actions required to be taken, in each case by Buyer on or prior to the Closing Date;

            (c) no suit, action, or other proceeding shall be pending or threatened before any court or arbitration tribunal or any governmental authority seeking to enjoin, restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated in this Agreement; and

            (d) Buyer shall have received all consents, authorizations, waivers, and approvals required to be obtained prior to the Closing by any court or governmental authority under any applicable law concerning the transactions contemplated herein.

      13. Conditions Precedent to Buyer's Obligation to Close. All obligations of Buyer under this Agreement are subject, at Buyer's option, to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

            (a) each and every representation and warranty of each Seller under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate in all material respects;

            (b) each Seller shall have performed and complied in all material respects with each and every covenant, agreement, and condition required by this Agreement to be performed or complied with by it, executed and/or delivered all documents required to be executed and/or delivered by it, and otherwise taken all actions required to be taken, in each case by each Seller on or prior to the Closing Date;

            (c) no suit, action, or other proceeding shall be pending or threatened before any court or arbitration tribunal or any governmental authority seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated in this Agreement;

            (d) each Seller shall have received all consents, authorizations, waivers, and approvals required to be obtained by such Seller prior to the Closing by any court or governmental authority under any applicable law concerning the transactions contemplated herein;

            (e) Sellers shall have delivered to Buyer releases of all liens, security interests, and other encumbrances encumbering the Assets that do not constitute Permitted Encumbrances;

            (f) Sellers shall have obtained and delivered to Buyer all consents to assignment required to be obtained from third persons prior to the Closing as the result of the transactions contemplated in this Agreement, including, without limitation, the consents to assignment referred to in Section 8; and

            (g) with respect to each holder of a preferential right to purchase burdening the Properties, either (i) Seller shall have obtained from such holder and delivered to Buyer a written response to the notice sent by USA to such holder pursuant to Section 7, which response indicates such holder's waiver, or his or her election to exercise, such preferential right to purchase, or (ii) the time period within which such holder must assert his or her preferential right to purchase has expired without the exercise of such right.

      14. Termination. This Agreement may be terminated, and the transactions contemplated herein may be abandoned, at any time prior to the Closing:

            (a) by Sellers, at Sellers' option, if (i) the Closing does not occur because all of the conditions applicable to Buyer set forth above in
Section 12 were not satisfied as provided therein or waived by Seller on or before December 28, 2006, and (ii) each Seller has satisfied all of the conditions applicable to such Seller set forth above in Section 13 on or before December 28, 2006;

            (b) by Buyer, at Buyer's option, if (i) the Closing does not occur because all of the conditions applicable to Sellers set forth above in Section 13 were not satisfied as provided therein or waived by Buyer on or before December 28, 2006, and (ii) Buyer has satisfied all of the conditions applicable to Buyer set forth above in Section 12 on or before December 28, 2006;

            (c) by Buyer, at Buyer's option, if, on or before the Closing Date, Buyer is unable to resolve and obtain full releases of all liens and privileges, and settlements dismissing with prejudice all of the lawsuits, collectively comprising the Permitted Liens and Claims;

            (d) by Buyer, at Buyer's option, if one (1) or more holders of preferential purchase rights burdening the Properties exercises such right with respect to Wells for which the Allocated Values exceed, in the aggregate, $500,000.00; and

            (e) by Buyer, at Buyer's option, if Buyer's lender, in its sole discretion and based on the title examination of the Leases conducted by Buyer in connection with the transactions contemplated herein, does not approve the title to the Properties for purposes of funding Buyer's acquisition thereof for reasons other than those stated in, respectively, Section 14(c) and Section 14(d).

      15. Remedies. If Sellers terminate this Agreement pursuant to Section 14(a) as the result of Buyer's failure to satisfy either of the conditions stated in Section 12(a) or Section 12(b), or if Buyer terminates this Agreement pursuant to Section 14(c), Buyer shall pay to Sellers, within five (5) business days after such termination of this Agreement by Sellers, the sum of $200,000.00 as liquidated damages. Sellers and Buyer acknowledge that such amount represents a good faith reasonable estimate of the costs to Sellers of selling the Assets, that the extent of the damages to Sellers caused by the failure of the transactions contemplated herein to close would be extremely difficult to ascertain, and that the payment of such amount by Buyer to Sellers does not constitute a penalty. Buyer's payment of such amount to Sellers shall be the sole and exclusive remedy of Sellers with respect to the failure of Buyer to satisfy the conditions stated in Section 12(a) or 12(b), or Buyer's termination of this Agreement pursuant to Section 14(c), as the case may be. If this Agreement is otherwise terminated by either Sellers or Buyer pursuant to Section 14, neither party shall have any further liability to the other as the result of such termination. Notwithstanding any such termination of this Agreement, the provisions of this Section 15 and Section 22 shall survive such termination and remain in full force and effect.

      16. Closing.

            (a) Subject to the satisfaction or waiver of the conditions set forth in Sections 12 and 13, and unless Sellers and Buyer otherwise agree, the Closing shall take place at the offices of Jackson Walker L.L.P., 1401 McKinney, Suite 1900, Houston, Texas 77010, at 10:00 a.m., Central Standard Time, on the fifth (5th) business day after the expiration of the notice and response period applicable to the holders of the preferential purchase rights burdening the Properties under the terms of the relevant joint operating agreements (the "Closing Date").

            (b) At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

                  (i) USA shall cause the execution, acknowledgment and delivery to Buyer of an assignment and conveyance (in sufficient counterparts to facilitate recording), substantially in the form attached hereto as Exhibit B and incorporated herein by reference for all purposes (the "Conveyance"), conveying the Properties to Buyer;

                  (ii) TNP shall cause the execution and delivery to Buyer of a transfer instrument, substantially in the form attached hereto as Exhibit C and incorporated herein by reference for all purposes, transferring the Debentures to Buyer;

                  (iii) Sellers and Buyer shall execute and deliver (1) the Preliminary Settlement Statement, (2) releases of all liens and security interests encumbering the Assets that do not constitute Permitted Encumbrances,
(3) transfer orders or letters in lieu thereof directing purchasers of production to make payment to Buyer of production from the Oil and Gas Interests from and after the Effective Date, and (4) all consents to assignment, waivers or exercises of preferential purchase rights, and other similar matters pertaining to the Assets obtained by Sellers before the Closing;

                  (iv) Buyer shall deliver the Adjusted Purchase Price to Sellers in readily available funds;

                  (v) Sellers shall deliver to Buyer exclusive possession of the Assets as contemplated in Section 4;

                  (vi) USA shall provide to Buyer a statement that satisfies the requirements of Treas. Reg. ss.1.1445-2(b)(2), certifying that USA is not a "foreign" person for federal income tax purposes;

                  (vii) TNP shall provide to Buyer a completed Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholdings) for federal income tax purposes; and

                  (viii) Sellers and Buyer shall execute such other documents and take such other actions as are provided for elsewhere in this Agreement or as may be necessary to consummate the transactions contemplated herein.

      17. Records. At any time after the Closing Date, pursuant to Buyer's reasonable instructions, Sellers shall deliver to Buyer all files, records (including, without limitation, land and title records, plats, surveys, abstracts of title, title insurance policies, title opinions, and title curative, lease, contract, division order, marketing, correspondence, operations, environmental, insurance, production, accounting, regulatory, and well records and files), and other information that relate in any way to the Assets (the "Records"). Buyer shall be entitled to all original Records affecting all of the Assets. Sellers may make and retain, at their expense, copies of the Records prior to the delivery thereof to Buyer. Buyer agrees to maintain all Records until the seventh (7th) anniversary of the Closing Date (or such longer period of time as Sellers may request for tax audit purposes), or, if any of such Records pertain to a Claim pending at such seventh anniversary date, until such Claim is finally resolved and the time for all appeals has been exhausted. Buyer will provide to Sellers reasonable access to the Records for purposes of obtaining information for the preparation of tax returns, financial statements, and other legitimate business purposes of Sellers.

      18. Sellers' Representations. Each Seller, severally according to its ownership of the Assets and not jointly, represents and warrants to Buyer that:

            (a) USA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and is qualified to do business as a foreign corporation and is in good standing in the State of Louisiana. TNP is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Alberta and is qualified to do business and in good standing in each jurisdiction (if any) where the ownership of the Debentures makes such qualification necessary;

            (b) it has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated by this Agreement;

            (c) the execution, delivery, and performance by each Seller of this Agreement has been duly and validly authorized and approved by all necessary corporate action on the part of each Seller, and this Agreement and the documents executed in connection herewith are, or upon their execution and delivery will be, the valid and binding obligations of each Seller and enforceable against each Seller in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (d) to its knowledge, it is not in default under or in violation of any law, order, writ, injunction, rule, regulation or decree of any governmental body, agency or court or of any commission or other administrative agency that in any way could substantially impact the Assets owned by it or the consummation of the transactions contemplated by this Agreement or any material agreement or obligation relating to the Assets owned by it;

            (e) except for approvals of governmental authorities customarily obtained after the Closing Date, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the valid execution and delivery by Sellers of this Agreement, the transfer of the Assets to Buyer, or the performance by Sellers of their obligations hereunder;

            (f) it is duly qualified to own the Assets as presently owned by it;

            (g) it has not burdened the Properties with any lien or encumbrance, except for Permitted Encumbrances;

            (h) except as set forth on Exhibit A-6, no suit, action or other proceeding (including, without limitation, tax, environmental or development demands proceedings) is pending, or to the best of its knowledge threatened, that might result in impairment or loss of title to, or otherwise have a material adverse effect on, any of the Assets owned by it or the value thereof or its ability to consummate the transactions contemplated in this Agreement;

            (i) it has not filed any federal or state income tax returns identifying any Assets owned by it as held by any tax partnership;

            (j) all contracts and agreements burdening or relating to the Assets to which either Seller is a party are described on Exhibit A-4, and there are no other contracts or agreements to which either Seller is a party or by which either Seller is bound that affect or relate in any way to the Assets;

            (k) except as set forth on Exhibit A-6, no party is entitled to a right of first refusal, right of first offer, or preferential right to purchase any of the Properties;

            (l) except as set forth on Exhibit A-6, there is no third party consent to assignment requirement, waiver, or other prior action by any third party required in connection with the conveyance of the Properties to Buyer or the consummation of the transactions contemplated in this Agreement;

            (m) except as set forth on Exhibit A-6, the Properties are not subject to any area of mutual interest, maintenance of uniform interest, "before payout" or "after payout" reversion or conversion, or other covenant binding on USA and under which Buyer may be obligated to make assignments of interests in the Properties to third parties after the Closing Date;

            (n) except as set forth on Exhibit A-6, there are no operations involving any of the Properties as to which USA has become a non-consenting party;

            (o) neither Seller has received any invoice or charge for labor or materials incurred by or on behalf of USA incident to the Properties attributable to the period prior to the Effective Date that is unpaid as of the Closing Date;

            (p) to its knowledge, except for ad valorem and similar taxes to be prorated between Sellers and Buyer as provided in Section 20(f), all ad valorem, property, severance, first use, and other similar taxes imposed or assessed with respect to, measured by, charged against, or attributable to the Properties, or the ownership thereof, or the production, gathering, treatment, processing, and transportation of oil and gas therefrom that became due and payable for the period prior to the Effective Date have been paid;

            (q) except as set forth on Exhibit A-6, there are no calls on production, options to purchase, or similar rights in effect with respect to USA's share of production from the Properties;

            (r) to its knowledge, there exist no production, pipeline, storage, or other imbalances, or any obligations by virtue of any "take-or-pay", production payment, forward sale, deferred production, or similar arrangements, in each case in existence as of the Closing Date and binding on USA that may obligate Buyer to deliver oil or gas produced from the Properties at some future time without receiving full payment therefor at the time of delivery or to make payment to any third person with respect thereto;

            (s) TNP owns, beneficially and of record, the Debentures, free and clear of all liens, security interests, encumbrances, equities, proxies, options, or restrictions (including, without limitation, any third party consent to assignment requirement or other restriction on transferability, except for the requirements relating to transfers set forth in that certain Trust Indenture dated as of October 8, 2003, between ANEC and Computershare Trust Company of Canada, as amended and restated as of June 29, 2005);

            (t) to the knowledge of TNP, the Debentures were duly authorized and validly issued, are in full force and effect, and are enforceable against ANEC in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (u) to the knowledge of TNP, the Mortgage creates a valid, first priority mortgage lien and a first priority perfected security interest in the property of ANEC described as collateral therein.

      19. Buyer's Representations. Buyer represents and warrants to Sellers that

            (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

            (b) Buyer has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated by this Agreement;

            (c) the execution, delivery, and performance by Buyer of this Agreement has been duly and validly authorized and approved by all necessary corporate action on the part of Buyer, and this Agreement and the documents executed in connection herewith are, or upon their execution and delivery will be, the valid and binding obligations of Buyer and enforceable against Buyer in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (d) Buyer is not in default under or in violation of any law, order, writ, injunction, rule, regulation or decree of any governmental body, agency, or court or of any commission or other administrative agency that in any way could substantially impact Buyer or the consummation of the transactions contemplated by this Agreement or any material agreement or obligation relating to Buyer;

            (e) except for approvals of governmental authorities customarily obtained after the Closing Date, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the valid execution and delivery by Buyer of this Agreement or the performance by Buyer of its obligations hereunder; and

            (f) the Assets to be acquired by Buyer hereunder are being acquired by Buyer for its own account and not for distribution in violation of applicable securities laws.

      20. Additional Agreements.

            (a) Sellers execute this Agreement with full substitution and subrogation of Buyer in and to all covenants and warranties of every kind and character of Sellers' predecessors in title to the Assets (including, without limitation, all representations and warranties of ANEC in favor of USA under the terms of the USA-ANEC Exploration Agreement) and with full subrogation of all rights accruing under the statutes of limitation or prescription applicable to the Assets and all rights of action of warranty against all former owners of the Assets (including, without limitation, ANEC).

            (b) Except as provided in Sections 4 and 20(e), Buyer hereby assumes any and all obligations and Liabilities arising out of or relating to the Assets, including, but not limited to, all obligations to plug and abandon the Wells and any other wells associated with or included as part of the Properties and all Liabilities of the owner of the Oil and Gas Interests arising out of or resulting from the Interpleader Action, in all cases insofar only as such Liabilities are attributable to the period on and after the Effective Date. All such assumed obligations and Liabilities (including, without limitation, those referred to in Sections 4 and 20(e)) are hereinafter referred to as the "Assumed Liabilities".

            (c) On or before ninety (90) days after the Closing Date, Sellers will prepare a final accounting statement, subject to verification by Buyer, which sets forth the final calculation and amount of the Adjusted Purchase Price (including all adjustments thereto) in accordance with Sections 2(a) and 2(b), the calculations used to determine such amounts, and the actual proration of all other amounts required by this Agreement (the "Final Settlement Statement"). No later than fifteen (15) days after Buyer's receipt of the Final Settlement Statement from Sellers (but no earlier than ninety (90) days after the Closing
Date), Buyer shall deliver to Sellers written notice setting forth any changes to the Final Settlement proposed by Buyer. On or before fifteen (15) days after Sellers' receipt of Buyer's proposed changes to the Final Settlement Statement, Buyer and Sellers shall agree on the Final Settlement Statement and, as the case may be, shall pay to the other such sums as may be found to be due in the final accounting. All amounts paid pursuant to this Section 20(c) shall be delivered by wire transfer of immediately available U.S. funds to the account specified in writing by the relevant Party.

            (d) If a Property is subject to a preferential right to purchase, right of first refusal, right of first offer, or similar right that has not been exercised as of the Closing Date, and, after such Property is transferred to Buyer on the Closing Date, such preferential right to purchase or similar right is successfully exercised by the holder thereof, Buyer shall be entitled to receive all proceeds paid for the affected Property by the holder of the relevant preferential right to purchase or similar right.

            (e) Subject to the terms of this Agreement, USA excepts, reserves, and retains to itself the Retained Claims. Buyer is aware of the Retained Claim of USA against ANEC regarding the quantum of the net revenue interest in the Oil and Gas Properties conveyed by ANEC to USA pursuant to the USA-ANEC Exploration Agreement that is the subject matter of the NRI Arbitration. On or prior to the Closing Date, USA shall dismiss the NRI Arbitration without prejudice. USA agrees that any settlement between USA and ANEC shall expressly provide that Buyer shall retain, as an Assigned Claim, the Claims against and rights to recovery from ANEC regarding the quantum of the net revenue interest in the Oil and Gas Properties conveyed by ANEC to USA pursuant to the USA-ANEC Exploration Agreement insofar only as such Claims and rights to recovery affect and pertain to the period on and after the Effective Date. Buyer is also aware that USA and ANEC are named as co-defendants in the Interpleader Action. Pursuant to the Interpleader Action, Teppco Crude Oil, L.P. ("Teppco"), the purchaser of crude oil produced from the Oil and Gas Interests has tendered into the registry of the court certain funds attributable to its purchase of crude oil from the Oil and Gas Interests. USA shall remain responsible and liable for all Liabilities of USA related to the Claims of Teppco that are the subject matter of the Interpleader Action, insofar only as such Liabilities relate to the period prior to the Effective Date (the "Retained Liabilities"). On or prior to the Closing Date, USA shall execute the form of Teppco Division Order to resolve the Claims of Teppco against USA. USA agrees that any settlement between USA and ANEC shall expressly provide that the execution of the Teppco Division Order shall not constitute an admission or evidence as to the correctness of the net revenue interests for the Oil and Gas Interests as set out in the Teppco Division Order with respect to the Assigned Claims. Upon the release of funds by the Court in the Interpleader Action, any revenues interpled in the Interpleader Action attributable the Oil and Gas Interests for the period prior to the Effective Date shall be paid to USA (or paid to Buyer who in turn will immediately remit such funds to USA), and any portion of such funds that are attributable to the Oil and Gas Interests for the period on and after the Effective Date shall be payable to Buyer. Any such payment to Buyer shall be reflected as a reduction of the Base Purchase Price.

            (f) All ad valorem, property and other similar taxes applicable to the Properties will be prorated as of the Effective Date (based upon the amount of the prior year's taxes), and the Base Purchase Price shall be adjusted by the amount of such taxes attributable to the periods of time prior to, and on and after, the Effective Date.

      21. Indemnification and Release.

            (a) Buyer shall protect, defend, indemnify and hold Seller harmless from the payment of any judgments (including interest), claims, costs, expenses and liabilities, direct, contingent or otherwise ("Damages"), assessed against Sellers (or either of them) that arise out of, relate to, or are attributable to the Assumed Liabilities.

            (b) USA shall protect, defend, indemnify, and hold Buyer harmless from any Damages asserted against Buyer that arise out of, relate to, or are attributable to the Retained Liabilities.

            (c) Buyer hereby discharges and releases Sellers from any and all claims for Damages that Buyer now has, may have had, or in the future has against Seller (or either of them) that arise out of, relate to or are attributable to all or any part of the Assumed Liabilities.

            (d) Sellers hereby discharge and release Buyer from any and all claims for Damages that Sellers now have, may have had, or in the future may have against Buyer that arise out of, relate to or are attributable to all or any part of the Retained Liabilities.

      22. Limitation on Damages. For the breach or non-performance by any party of any representation, warranty, covenant, or agreement contained in this Agreement, the liability of the obligor shall be limited to direct actual damages only, except to the extent that the obligee is entitled to specific performance or injunctive relief. AS BETWEEN THE PARTIES, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER SELLERS NOR BUYER SHALL BE LIABLE TO THE OTHER PARTY AS THE RESULT OF A BREACH OR A VIOLATION OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, OR CONDITION CONTAINED IN THIS AGREEMENT FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT, IN CONTRACT, UNDER ANY INDEMNITY PROVISION, ARISING BY OPERATION OF LAW (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY), OR OTHERWISE. WITH RESPECT TO CLAIMS BY THIRD PERSONS, A PARTY MAY RECOVER FROM THE OTHER PARTY ALL COSTS, EXPENSES, OR DAMAGES (INCLUDING, WITHOUT LIMITATION, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES), LOST PROFITS, AND OTHER BUSINESS INTERRUPTION DAMAGES IN ADDITION TO ACTUAL DIRECT DAMAGES PAID OR OWED TO ANY SUCH THIRD PERSON IN SETTLEMENT OR SATISFACTION OF CLAIMS AS TO WHICH THE RELEVANT PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

      23. Further Assurances. Sellers and Buyer shall timely execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other actions as reasonably may be necessary or advisable to evidence and effectuate the transfer of titles hereunder, and to carry out their respective obligations under this Agreement and under any document, certificate or other instrument delivered pursuant thereto.

      24. Survival. All representations, warranties, covenants, agreements, and indemnities of Sellers and Buyer under this Agreement shall survive the consummation of the transactions contemplated herein and the delivery of the Conveyance, shall not be merged with or into the Conveyance, and shall remain in effect as provided herein.

      25. Notices. All notices and communications required or permitted under this Agreement shall be in writing, and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to, or when a telecopy has been received at, the address indicated below; or if mailed, when received by the party charged with such notice and addressed as follows:

If to Sellers:                                 If to Buyer:

    TransAtlantic Petroleum Corp.                 Dune Energy, Inc.
    TransAtlantic Petroleum (USA) Corp.           3050 Post Oak Blvd., Suite 695
    5910 N. Central Expressway                    Houston, Texas 77056
    Suite 1755                                    Attention: Dr. Amiel David
    Dallas, Texas 75206                           Fax: (713) 888-0899
    Attention: Scott C. Larsen                    Telephone: (713) 888-0895
    Fax: (214) 220-4327
    Telephone: (214) 220-4323

Any party may, by written notice so delivered to the other, change the address to which delivery to such party shall thereafter be made.

      26. No Brokers. Each of the parties represents and warrants to the other that it has not made any arrangement or in any way incurred any liability for a finder's fee or any other remuneration to a broker, finder or agent whereby the other party hereto might become liable for any such fee or other remuneration, and if any such fee or any remuneration becomes payable by any party hereto as a result of any arrangements made by the other party, the party which has made such arrangement agrees to protect, defend, indemnify and hold harmless the other party hereto to the full extent of such liability.

      27. Amendments. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

      28. Assignment. Neither party may assign all or any portion of its rights or delegate all or any portion of its duties under this Agreement without the express written consent of the other party.

      29. Headings. The headings of the paragraphs of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

      30. Counterparts. This Agreement may be executed by Buyer and Sellers in counterparts, each of which shall be deemed an original instrument but all of which together shall constitute but one and the same instrument.

      31. Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the laws of the State of Texas, without regard to its conflict of laws rules.

      32. Entire Agreement. This Agreement (including the exhibits hereto) constitutes the entire understanding between the parties with respect to the Lands, Leases, Wells, and Properties, superseding and terminating all negotiations, prior discussions and prior agreements and understandings relating to such Lands, Leases, Wells, and Properties, including without limitation that certain letter of intent dated August 4, 2006, between Sellers and Buyer.

      33. Parties in Interest. This Agreement and all its terms, provisions, conditions, covenants and warranties shall be binding upon and shall inure to the benefit of the parties hereto, and subject to Section 18, their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                                            TRANSATLANTIC PETROLEUM CORP.


                                            By: /s/ Scott C. Larsen
                                                --------------------------------
                                                Scott C. Larsen, President

                                            TRANSATLANTIC PETROLEUM (USA) CORP.


                                            By: /s/ Scott C. Larsen
                                                --------------------------------
                                                Scott C. Larsen, President

                                            DUNE ENERGY, INC.


                                            By: /s/ Amiel David
                                                --------------------------------
                                                Dr. Amiel David, President